Exhibit 32.1

CERTIFICATION

In connection with the quarterly report on Form 10-Q of ClearSign Technologies Corporation (the “Company”) for the period ended June 30, 2026 as filed with the Securities and Exchange Commission (the “Report”), we, Colin James Deller, Chief Executive Officer (Principal Executive Officer) and Brent Hinds, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act, and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: August 14, 2026

/s/ Colin James Deller
Colin James Deller
Chief Executive Officer
(Principal Executive Officer)

/s/ Brent Hinds
Brent Hinds
Chief Financial Officer (Principal Financial and Accounting Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.